As filed with the Securities and Exchange Commission on June 25, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2004

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500San Diego, California 92108
(Address of principal executive office)

Issuer's telephone number: (619) 297-8505

Item 5. Other Events

Royale Energy, Inc., has acquired all of the assets of an affiliate, Royale Petroleum Corporation, in exchange for Royale Energy common stock, pursuant to a plan of reorganization between Royale Energy and Royale Petroleum. Due to the small amount of assets acquired, the transaction is not deemed to be a material acquisition. Attached is a press release dated June 24, 2004, describing the acquisition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1.  Press Release dated June 24, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: June 24, 2004	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Executive Vice President and Chief Financial Officer